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                                                                    EXHIBIT 10.4

                                 STEELCASE INC.

                           RESTORATION RETIREMENT PLAN

                             EFFECTIVE March 1, 1998
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                   STEELCASE INC. RESTORATION RETIREMENT PLAN

                                Table of Contents


                                                                        Page

PREAMBLE                                                                  1

SECTION 1:  ESTABLISHMENT OF PLAN                                         1

1.1    Plan Document                                                      1

1.2    Effective Date                                                     1

1.3    Nature of Plan                                                     1


SECTION 2:  DEFINITIONS                                                   1

2.1    Account                                                            1

2.2    Beneficiary                                                        2

2.3    Committee                                                          2

2.4    Fiscal Year                                                        2

2.5    Participant                                                        2

2.6    Spouse                                                             2

2.7    Total Disability                                                   2


SECTION 3:  ADMINISTRATION OF PLAN                                        3

3.1    Administrative Committee                                           3

3.2    Responsibility; Indemnification                                    3


SECTION 4:  ELIGIBILITY                                                   3

4.1    Participation                                                      3

4.2    Termination of Participation                                       3


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                                                                       Page

SECTION 5:  VESTING                                                       4

5.1    Vesting Service                                                    4

5.2    Vested Percentage                                                  4

5.3    Retirement, Death and Disability                                   4


SECTION 6:  BENEFITS                                                      4

6.1    Amount and Form of Benefit                                         4

6.2    Payment                                                            5

6.3    Forfeiture of Benefits                                             5


SECTION 7:  AMENDMENT AND TERMINATION                                     6

7.1    Amendment                                                          6

7.2    Termination                                                        6


SECTION 8:  GENERAL PROVISIONS                                            6

8.1    No Right to Participate                                            6

8.2    No Employment Right                                                6

8.3    No Assignment or Transfer                                          6

8.4    Withholding and Payroll Taxes                                      7

8.5    Incompetent Payee                                                  7

8.6    Governing Law                                                      7

8.7    Construction                                                       7

8.8    Disputes                                                           7




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                   STEELCASE INC. RESTORATION RETIREMENT PLAN

                                    Preamble

              This STEELCASE INC. RESTORATION RETIREMENT PLAN ("Plan") is a deferred compensation and retirement plan for certain employees of Steelcase Inc. ("Steelcase"). The Plan was established to restore, to an extent, retirement benefits lost by employees due to the limits imposed by the Internal Revenue Code on the dollar amount of compensation that may be considered by qualified plans.



SECTION 1:    ESTABLISHMENT OF PLAN

              1.1   Plan Document

              This instrument, as amended from time to time, shall constitute the governing document of the Plan.

              1.2   Effective Date

              The effective date of this Plan is March 1, 1998.

              1.3   Nature of Plan

              This Plan is intended to be a plan described in Sections 201(2), 301(a)(3), and 402(a)(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which means it is unfunded and limited to a select group of highly compensated and/or management employees. This Plan also is intended as a program that is not subject to limitations applicable to benefits provided through employee benefit plans qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"). A Participant shall be an unsecured general creditor of Steelcase with respect to payment of any benefit under the Plan. The right of a Participant or Beneficiary to be paid a benefit under the terms of the Plan shall be no greater than the right of any other general, unsecured creditor of Steelcase.



SECTION 2:    DEFINITIONS

              The following terms shall have the definition stated, unless the context requires a different meaning:

              2.1   Account

              "Account" means the account set up by Steelcase to receive amounts contributed under Section 6.1.

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              2.2   Beneficiary

              "Beneficiary" means the individual, trust, or other entity designated by the Participant to receive any amounts payable with respect to the Participant under the Plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant's Will is not effective for this purpose. If the Participant has not designated a Beneficiary or none so designated survive, the Beneficiary will be the Participant's surviving Spouse, if any; otherwise the Participant's children, including those by adoption, dividing the distribution equally among the Participant's children, with the living issue of any deceased child taking their parent's share by right of representation; if none, the Participant's parents, in equal shares; if none, the Participant's living brothers and sisters in equal shares; if none the Participant's estate, if under active administration, and if not, the Participant's heirs under the laws of Intestacy of the State of Michigan.

              2.3   Committee

              "Committee" means the Compensation Committee of the Board of Directors of Steelcase Inc.

              2.4   Fiscal Year

              "Fiscal Year" means the financial reporting and taxable year of Steelcase Inc.

              2.5   Participant

              "Participant" means an employee who is a member of the Management Incentive Plan for the full Fiscal Year and whose compensation is in excess of the compensation limit specified in Internal Revenue Code Section 401(a)(17).

              2.6   Spouse

              "Spouse" means the husband or wife to whom a Participant is married on the date benefit payments are scheduled to begin to the Participant. The legal existence of the spousal relationship shall be governed by the law of Michigan.

              2.7   Total Disability

              "Total Disability" means a physical or mental condition which totally and presumably permanently prevents an individual from performing the duties of the Participant's employment. The determination of Disability shall be made by the Committee through procedures established for that purpose and on the basis of reasonable medical examinations. The cost of any medical examination ordered by the Committee shall be an expense of administration of the Plan.



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SECTION 3:    ADMINISTRATION OF PLAN

              3.1   Administrative Committee

              The Plan shall be administered by the Committee. The Committee shall have full discretionary authority in the operation and administration of the Plan. The Committee shall act by vote or consent of a majority of its members. To the extent necessary or appropriate, the Committee will adopt rules, policies, and forms for the administration, interpretation, and implementation of the Plan. All decisions, determinations, and interpretations of the Plan by the Committee shall be final and binding on all parties. The Committee may delegate any of its responsibilities to others and may allocate any of its responsibilities among its members.

              A member of the Committee shall not participate in and shall not be counted as a member with respect to any action of the Committee directly affecting only that member.

              3.2   Responsibility; Indemnification

              A member of the Committee shall not be personally responsible or liable for any act or omission in connection with performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Steelcase shall hold harmless and indemnify each member of the Committee, and any other individual exercising delegated authority or responsibility with respect to the Plan, from any and all liabilities and costs arising from any act or omission related to the performance of duties or the exercise of discretion and judgment with respect to the Plan.



SECTION 4:    ELIGIBILITY

              4.1   Participation

              Participation in the Plan is limited to individuals designated by the Committee for participation in the Management Incentive Plan and whose compensation exceeds the limits in Internal Revenue Code Section 401(a)(17).

              4.2   Termination of Participation

              Participation in the Plan shall terminate upon the earlier of the date the Participant is not an Employee and has been paid the full amount due under the Plan or the date of the Participant's death. Active participation by any individual will cease if the individual no longer meets the criteria for participation in section 4.1 above, and any individual's active participation may be terminated by the Committee at any time. If active participation terminates, subsequent employment will continue to count for vesting purposes.




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SECTION 5:    VESTING

              5.1   Vesting Service

              A Participant's years of vesting service will be equal to the time elapsed from his date of hire by Steelcase or any member of its controlled group, through the date of termination of such employment, and disregarding employment preceding any break in continuous employment. Only full years are counted.

              5.2   Vested Percentage

              The Participant's vested percentage shall be determined by the following schedule:

              Years of Vesting Service                   Vested Percentage
              Less than 3 years                                  0%
              3 years, but less than 4 years                    20%
              4 years, but less than 5 years                    40%
              5 years, but less than 6 years                    60%
              6 years, but less than 7 years                    80%
              7 years or more                                  100%

              5.3   Retirement, Death and Disability

              A Participant shall be 100% vested upon attainment of age 65 while employed by Steelcase or any member of its controlled group, or in the event of the Participant's Total Disability or death while so employed.


SECTION 6:    BENEFITS

              6.1   Amount and Form of Benefit

              (1) Steelcase shall credit to the Participant's Account a percentage of "Eligible Compensation" that is equal to the percentage of compensation allocated to the Participant's account under Steelcase's qualified profit sharing and money purchase pension plans for that year, determined with respect to the compensation taken into account under the qualified plans. A Participant's "Eligible Compensation" is base pay and annual bonus actually paid during the fiscal year, and will exclude other forms of compensation. "Eligible Compensation" is only the Participant's compensation in excess of the limit described in Internal Revenue Code Section 401(a)(17) but not in excess of twice that limit. Contributions will be deemed to have been credited as of the last day of each fiscal year, and will only be credited if the Participant is still employed and still a member of the MIP on that last day.

              (2) The Account shall be credited with earnings for each fiscal year at a rate equal to the Participant's actual rate of return on investments to the Participant's credit under Steelcase's qualified money purchase pension and profit sharing plans. On and after the date of the Participant's termination of employment, however, no earnings will be credited.

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              6.2   Payment

                    i.  During Life

              Amounts credited to the Participant's Account shall be paid or begin on or about the April 1 following the Fiscal Year in which termination of employment occurs. A Participant may elect, subject to the approval of the Committee, to have the payment made in either of the following ways or any combination thereof:

                        (a) In lump sum, or

                        (b) In annual installments over four years using the "declining digits" method (i.e., the first payment is 1/4 of the account balance, the second 1/3 of the remaining balance, the third 1/2 of the remaining balance, and the fourth the entire remaining balance).

              The Participant's election under this Section shall be filed in writing with the Committee. The Participant's initial election shall be effective if filed with the Committee within thirty days of the date the Committee provides notice of the election to the Participant, but in any event prior to the date payment would otherwise be made. Elections filed after that time, and any change in an election, shall be effective only if the individual remains employed for the following 12 month period.

                   ii. Death. In the event of death of a Participant before payment of all benefits due, any amount remaining in the Participant's account will be made to the Participant's Beneficiary in a single lump sum or in annual installments over a four year period, using the declining digits method, provided the Participant so elects.

              6.3   Forfeiture of Benefits.

              A Participant's right to vested benefit payments remaining unpaid under this Plan shall be forfeited upon occurrence of any of the following events:

                   i. Termination for Cause. Termination of the Participant's employment for cause, as determined in the sole discretion of the Committee.

                   ii. Competition. If the Participant directly or indirectly engages in competition with Steelcase or any subdivision, subsidiary, or affiliate of Steelcase or becomes employed by or performs services for any person or entity engaged in competition with Steelcase or any subdivision, subsidiary, or affiliate of Steelcase without prior approval of the Board of Directors of Steelcase. A Participant engages in competitive activity if the Participant is engaged in self-employment or employment other than with Steelcase, its affiliates or distributors, in the manufacture, design or distribution of office furniture or office systems, or by providing services to entities which are engaged in such manufacture design or distribution. By way of example, such entities include, but are not limited to, Herman Miller, Haworth, Hon, Knoll and U.S. Office Products and their affiliates and dealers. The ownership of a 5% or greater interest in any entity engaged in competitive activities will be deemed the equivalent of actual employment or self-employment.

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SECTION 7:    AMENDMENT AND TERMINATION

              7.1   Amendment

              This Plan may be amended in any manner at any time by the Board of Directors of Steelcase. No amendment may, however, decrease or eliminate the account of a Participant as of the date of the amendment.

              7.2   Termination

              The Plan may be terminated at any time by the Board of Directors of Steelcase. Upon termination of the Plan, the Board shall specify the extent to which benefits of Participants employed by Steelcase shall be preserved or terminated. Upon termination of the Plan, all benefits of previously retired and deceased Participants that are being paid or are payable at a future date shall continue to be paid in accordance with the terms of the Plan in effect at the time of termination.



SECTION 8:    GENERAL PROVISIONS

              8.1   No Right to Participate

              Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating Employee with any contractual right to participate in or receive benefits of the Plan. The right to participate and the duration of active participation shall be determined in the sole discretion of the Committee.

              8.2   No Employment Right

              Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement, or understanding of any kind that Steelcase or any subdivision of Steelcase will continue to employ any individual, and this Plan shall not be construed or applied as any type of employment contract or obligation. Nothing herein shall abridge or diminish the rights of Steelcase or the employing subdivision of Steelcase to determine the terms and conditions of employment of any Participant or other Employee or to terminate the employment of any Participant or other Employee with or without cause at any time.

              8.3   No Assignment or Transfer

              Neither a Participant nor any beneficiary or other representative of a Participant shall have any right to assign, transfer, attach, or hypothecate any amount or credit, potential payment, or right to future payments or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.



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              8.4   Withholding and Payroll Taxes

              Steelcase shall deduct from any payment made under this Plan all amounts required by federal, state, and local tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

              8.5   Incompetent Payee

              If the Committee determines that a person entitled to a payment hereunder is incompetent, it may cause benefits to be paid to another person or entity for the use or benefit of the Participant or the Participant's beneficiary at the time or times otherwise payable hereunder, in total discharge of the Plan's obligations to the Participant or beneficiary.

              8.6   Governing Law

              The provisions of the Plan shall be construed and governed under the laws of the State of Michigan.

              8.7   Construction

              The singular includes the plural, and the plural includes the singular, and terms connoting gender include both the masculine and feminine, unless the context clearly indicates the contrary. Capitalized terms, except those at the beginning of a sentence or part of a heading, have the meaning defined in the Plan.

              8.8   Disputes.

              In the event of any dispute under this Plan, the Committee will afford the individual affected with a right to a review that complies with the claim review procedures of ERISA. The Committee has the full discretionary authority to consider and resolve any and all questions regarding the Plan and the Committee's decision is intended to be binding on all in the absence of lack of good faith or in the event of intentional wrongdoing by members of the Committee.

              IN WITNESS WHEREOF, Steelcase has adopted and executed this Plan pursuant to the authority of its Board of Directors this 24th day of February, 1999.

                                       STEELCASE INC.

                                       By /s/ James P. Hackett
                                         --------------------------------------
                                          James P. Hackett

                                       Its President & Chief Executive Officer
ATTEST:

/s/ Jon D. Botsford
-------------------
Jon D. Botsford

Its Secretary


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